UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2005

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2005, Mannatech signed a two-year Employment Agreement with Mr. John W. Price, who has served as its President of International Operations since August 31, 2005. Under the terms of the Employment Agreement, Mr. Price will receive reasonable relocation fees plus an annual salary of $240,000, a leased vehicle, and various benefits afforded to its other executives. In addition, on August 31, 2005, Mr. Price was granted 25,000 options to purchase Mannatech common stock at an exercise price of $12.44 per share, which vest over 3 years. If Mannatech terminates Mr. Price for any reason not specified or Mannatech does not give Mr. Price notice of non-renewal on or before the one-year anniversary date of his Employment Agreement, it will be obligated to pay Mr. Price twelve months base salary plus any earned but unpaid bonus and benefits. A copy of the Employment Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number		Exhibit

99.1	*	Employment Agreement executed November 22, 2005, between Mannatech and Mr. John Price.

*Filed herewith.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: November 22, 2005	By:	/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Exhibit

99.1	*	Employment Agreement executed November 22, 2005, between Mannatech and Mr. John Price.

*Filed herewith.